UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2004

SPARTAN STORES, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of principal executive offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.02.	Termination of a Material Definitive Agreement

                    On December 30, 2004, Spartan Stores, Inc. (the "Company") terminated its Supplemental Secured Credit Facility with Kimco Realty Corporation ("Kimco"). The Company made a final payment of $13.9 million to repay the outstanding balance due Kimco as part of the termination, which required no prepayment penalty. The Company expects to incur a non-cash, after-tax charge of $0.4 million in the third quarter to write off unamortized loan origination fees associated with the previous Kimco financing agreement.

Item 7.01.	Regulation FD Disclosure

                    On January 3, 2005, the Company issued a press release announcing an amendment to its existing financing agreement and the termination of the Supplemental Secured Credit Facility with Kimco. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

                    The information provided under Item 7.01 of this report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

	(c)	Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

	99.1	Press Release dated January 3, 2005

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 3, 2005	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated January 3, 2005.